As filed with the Securities and Exchange Commission on July 30, 2012
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CHURCHILL DOWNS INCORPORATED
(Exact name of registrant as specified in its charter)

Kentucky	61-0156015
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

600 N. Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)

Churchill Downs Incorporated 2000 Employee Stock Purchase Plan
(Full title of the plan)

Alan K. Tse
Executive Vice President, General Counsel and Secretary
Churchill Downs Incorporated
600 N. Hurstbourne Parkway, Suite 400
Louisville, Kentucky 40222
(502)636-4400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Brian J. Fahrney
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value and associated Preferred Share Purchase Rights(1)	100,000 shares(2)	$55.58(3)	$5,557,500.00(3)	$636.89

(1)	The Preferred Share Purchase Rights, prior to the occurrence of certain events, are not evidenced separately from the Common Stock.
(2)
Churchill Downs Incorporated is filing this Registration Statement to register the issuance of 100,000 shares of Common Stock authorized for issuance under the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 26, 2012.

EXPLANATORY NOTE
Churchill Downs Incorporated (the “Company”) filed a registration statement on Form S-8 on July 13, 2000 (Reg. No. 333-41376) and a registration statement on Form S-8 on June 22, 2004 (Reg. No. 333-116733) (collectively the “Previous Registration Statements”), relating to the registration of shares of common stock, no par value (“Common Stock”), of the Company in connection with the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “Plan”).
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 100,000 shares of the Company's Common Stock which may be acquired pursuant to the Plan.
The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8, except for Items 3, 5 and 8, which are being updated by this Registration Statement.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The registrant hereby incorporates the following documents in this Registration Statement:
(a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the portions of the registrant's Proxy Statement for the 2012 Annual Shareholders' Meeting incorporated by reference therein.
(b) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.
(c) The registrant's Current Reports on Form 8-K filed March 5, 2012, March 12, 2012, March 22, 2012, May 7, 2012, and June 4, 2012, June 20, 2012 and July 10, 2012.
(d) The description of the Common Stock which is contained in the registrant's Current Report on Form 8-K filed December 14, 1998 and the registrant's Current Report on Form 8-K filed July 29, 2005, pursuant to Section 13 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.
(e) The description of the registrant's Preferred Share Purchase Rights contained in the registrant's Registration Statement on Form 8-A filed March 17, 2008.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The legality of the securities being registered hereby has been passed on by Omar A. Amin, Associate General Counsel of the Company. Mr. Amin has received awards under the Plan and may receive additional awards under the Plan in the future.
Item 8. Exhibits.
The Exhibits listed on the Exhibit Index appearing on page 4 of this Registration Statement are hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 30th day of July, 2012.

CHURCHILL DOWNS INCORPORATED
By: /s/ Robert L. Evans
Robert L. Evans Chairman of the Board and Chief Executive Officer
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Evans and Alan K. Tse, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert L. Evans	/s/ William E. Mudd

Robert L. Evans Chairman of the Board and Chief Executive Officer July 30, 2012 (Chairman of the Board and Principal Executive Officer)	William E. Mudd Executive Vice President and Chief Financial Officer July 30, 2012 (Principal Financial and Accounting Officer)
/s/ Leonard S. Coleman, Jr.	/s/ Craig J. Duchossois	/s/ Richard L. Duchossois

Leonard S. Coleman, Jr. July 30, 2012 (Director)	Craig J. Duchossois July 30, 2012 (Director)	Richard L. Duchossois July 30, 2012 (Director)
/s/ Robert L. Fealy	/s/ Daniel P. Harrington	/s/ G. Watts Humphrey, Jr.

Robert L. Fealy July 30, 2012 (Director)	Daniel P. Harrington July 30, 2012 (Director)	G. Watts Humphrey, Jr. July 30, 2012 (Director)
/s/ James F. McDonald	/s/ R. Alex Rankin	/s/ Darrell R. Wells
James F. McDonald July 30, 2012 (Director)	R. Alex Rankin July 30, 2012 (Director)	Darrell R. Wells July 30, 2012 (Director)

EXHIBIT INDEX
Exhibit
Number	Description of Exhibit
4.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed July 10, 2012 (Commission File No. 001-33998)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed July 10, 2012 (Commission File No. 001-33998)).
4.3	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-8, File No. 33-85012).
4.4
Rights Agreement dated as of March 19, 2008, between the Registrant and National City Bank as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 17, 2008 (Commission File No. 0-1469)).

4.5
Second Amended and Restated Credit Agreement dated December 22, 2009, among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and Fifth Third Bank, U.S. Bank, National Association and Wells Fargo Bank, National Association, as Documentation Agents, as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated November 1, 2010, (incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 29, 2009, and Exhibit 10.1 to Current Report on Form 8-K filed November 1, 2010 (Commission File No. 001-33998)).

4.6
Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (filed as Exhibit C to the Definitive Proxy Statement on Schedule 14A filed with the Commission on May 3, 2012, and incorporated herein by reference).

5*	Opinion and Consent of Omar A. Amin as to the legality of the shares being registered.
23.1*	Consent of Omar A. Amin (contained in Exhibit 5).
23.2*	Consent of PricewaterhouseCoopers LLP.
24*	Power of Attorney (precedes signatures).
*Filed herewith.